UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2013

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2013, the Compensation Committee of the Board of Directors of IRIDEX Corporation (the “Company”) adopted a 2014 executive management bonus plan (the “2014 Bonus Plan”). The 2014 Bonus Plan was adopted to provide cash incentive payouts to all eligible senior staff-level employees based upon Company and individual performance. All vice presidents, corporate officers and other specified senior employees, in good standing, are eligible to participate in the 2014 Bonus Plan.

Target payouts for each participant under the 2014 Bonus Plan will be based on a specified percentage of annual base salary and are triggered upon the achievement of both corporate performance objectives determined by the Company’s Board of Directors and individual performance objectives as identified within the Company’s 2014 operating plan.

Funding for the 2014 Bonus Plan is triggered when the Company achieves a minimum threshold of annual Operating Income, as determined by the Company’s Compensation Committee and before accounting for the cost of the 2014 Bonus Plan (the “Targeted Operating Income”). For purposes of the 2014 Bonus Plan, the Company’s annual Operating Income is defined as gross profits less operating expenses and unusual items excluded by the Compensation Committee, and therefore does not include other income or expenses or taxes.

If the 2014 Bonus Plan is funded, a portion of the Company’s net Operating Income, before accounting for the cost of the 2014 Bonus Plan, ranging from 6.9% of net Operating Income, in the event 100% of the Targeted Operating Income and 100% of all target individual performance objectives are achieved, to 10.6% of net Operating Income, in the event 123% of the Targeted Operating Income and 100% of all target individual performance objectives are achieved, will be allocated to fund the 2014 Bonus Plan.

The Company intends to fully distribute the amount of Operating Income funded under the 2014 Bonus Plan. The Compensation Committee, taking into account the recommendations of management regarding achievement of individual performance objectives, will approve all payouts under the 2014 Bonus Plan. Payouts under the 2014 Bonus Plan will be paid following the end of the fiscal year through profit sharing/bonus payouts by March 15 of the following year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ James H. Mackaness
James H. Mackaness
Chief Financial Officer and Chief Operating Officer

Date: December 10, 2013